Exhibit 99 777 E. Wisconsin Ave. Milwaukee, WI 53202 USA Fax: 414.382.5560 News Release

Contact	Pam Kassner Media Relations Rockwell Automation 414-382-2555	Tim Oliver Investor Relations Rockwell Automation 414-212-5210

Rockwell Automation Reports Third Quarter Results and Raises Guidance

•	Diluted earnings per share of $0.66, including tax benefits of $0.18

•	Revenue up 13 percent, 11 percent excluding currency translation

•	Free cash flow of $71.6 million in the quarter; $314.7 million year to date

•	Raising full year guidance for EPS, revenue growth and free cash flow

MILWAUKEE (July 28, 2004) – Rockwell Automation, Inc. (NYSE: ROK), a leading global provider of industrial automation power, control and information solutions, today reported fiscal 2004 third quarter net income of $126.4 million, or $0.66 per share, including tax benefits of $34.5 million, or $0.18 per share. 2003 third quarter net income was $128.1 million, or $0.67 per share, including a net tax benefit of $69.4 million, or $0.36 per share.

Excluding the tax benefits, EPS increased 55 percent from $0.31 in the third quarter of 2003 to $0.48 in the third quarter of 2004.

Sales for the third quarter were $1,163.5 million, up 13 percent compared to $1,033 million in the third quarter of 2003, driven by double-digit growth at Control Systems and Power Systems. Two percentage points of the revenue growth were due to the effect of currency translation. Segment operating earnings were $168.5 million, an increase of 42 percent compared to $118.8 million in 2003’s third quarter.

Rockwell Automation
Third quarter results

Free cash flow for the third quarter was $71.6 million, compared to $47.8 million in the third quarter of 2003. Free cash flow for the first nine months of 2004 was $314.7 million, compared to $206.8 million for the first nine months of 2003.

Keith D. Nosbusch, president and chief executive officer, commented, “Our results in the third quarter were excellent. We saw accelerated sales growth and higher operating margins in nearly all of our businesses. The sustained investment we have made in our product portfolio, Logix integrated architecture and solutions delivery capabilities has strengthened our competitive position, allowing us to take advantage of the stronger demand in our end markets.”

Nosbusch continued, “These results also reaffirm our focus on operational efficiencies. We continue to demonstrate our strong operating leverage through the execution of our Lean Enterprise initiatives and implementation of cost reduction actions over the last several years. In particular, our Power Systems team delivered a strong combination of growth and productivity.”

Nosbusch concluded, “This quarter’s results reflected stronger customer demand and improving conditions across our markets, and accordingly, we have raised our guidance for EPS, revenue growth and free cash flow. Looking beyond this year, we are optimistic about the continuation of this upward trend.”

Rockwell Automation
Third quarter results

Outlook

The company now expects to exceed its previous full-year guidance for diluted EPS, revenue growth and free cash flow. Full-year diluted EPS from continuing operations is now expected to be approximately $1.65, excluding $0.20 of tax benefits recorded in the first nine months of the year. This compares to previous guidance of $1.55 to $1.60, excluding the tax benefits recorded in the first quarter. Revenue growth is now expected to be 6 percent to 7 percent, excluding the effect of currency, compared to previous guidance of 4 percent to 6 percent. Free cash flow is now expected to be approximately $400 million compared to previous guidance of $300 million to $350 million.

Following is a discussion of third quarter results for each business.

Control Systems

Control Systems third quarter sales increased 13 percent to $933.3 million from $824.1 million in the third quarter of 2003. Two percentage points of the growth were due to the effect of currency translation. The increase in sales was driven by strong performance across nearly all businesses. In particular, adoption of the Logix integrated architecture platform accelerated in the quarter, resulting in revenue growth for this business of approximately 44 percent. The Logix platform business now represents nearly 10 percent of Control Systems sales. From a regional perspective, sales in the U.S. grew by 14 percent while sales outside of the U.S. grew by 13 percent (8 percent excluding the effect of translation).

Rockwell Automation
Third quarter results

Segment operating earnings were $143.8 million, an increase of 40 percent from $102.7 million in 2003’s third quarter. The increase in segment operating earnings was due to higher volume, productivity improvements and favorable product mix. Control Systems return on sales was 15.4 percent in 2004’s third quarter, compared to 12.5 percent in 2003.

A series of contract wins during the quarter across a breadth of industries and control disciplines confirms that the Logix integrated architecture continues to drive growth and expand the company’s served markets. Key Logix wins during the quarter included a European steel industry OEM (original equipment manufacturer), a Switzerland-based OEM and a major French metal building OEM. The OEMs will use the Logix architecture for projects in China and Thailand. Another key win was to an oil company consortium for a project in Kazakhstan.

During the quarter, the Logix integrated architecture contributed to Rockwell Automation receiving Dürr AG’s Innovation Award, recognizing the collaborative efforts of Dürr’s Paint Systems business and Rockwell Automation. Dürr is a leading supplier of turnkey architecture systems for the automotive industry. The award recognizes the successful development of a global standardized control platform using the Logix integrated architecture.

Power Systems

Power Systems third quarter sales increased 12 percent to $201.7 million from $180.4 million in last year’s third quarter, driven by a 17 percent increase at the Dodge® mechanical business and a 6 percent increase at the Reliance® electrical business. Third quarter segment operating earnings

Rockwell Automation
Third quarter results

were $23.3 million compared to $15.6 million in the third quarter of 2003. The increase in segment operating earnings was due to higher volume and productivity improvements. Power Systems return on sales was 11.6 percent versus 8.6 percent in the third quarter of 2003.

Rockwell FirstPoint Contact

Rockwell FirstPoint Contact sales were $28.5 million in the third quarter of 2004 and 2003. Segment operating earnings were $1.4 million for the quarter compared to $0.5 million in the third quarter of 2003.

Other Items

Third quarter 2004 general corporate expenses were $20.4 million compared to $16.5 million in the third quarter of 2003. The increase is primarily the result of charges due to higher estimated costs for environmental remediation at two legacy sites.

The company recognized a tax benefit of $34.5 million in the third quarter of 2004 resulting from the resolution of certain tax matters, in part related to former businesses. A majority of the benefits relate to non-U.S. tax matters in addition to an agreement with a taxing authority regarding the treatment of an investment. In the third quarter of 2003, the company recognized a net tax benefit of $69.4 million related to the settlement of a U.S. research and experimentation credit refund claim.

Rockwell Automation
Third quarter results

Cash Flow

Free cash flow for the third quarter was $71.6 million compared to $47.8 million in the third quarter of 2003. Free cash flow in the third quarter of 2004 includes a voluntary contribution to the company’s U.S. qualified pension plan trust of $75 million compared to a contribution of $50 million in the 2003 third quarter. Free cash flow for the first nine months of 2004 was $314.7 million, including $125 million of voluntary pension contributions. This compares to free cash flow of $206.8 million for the first nine months of 2003, including a $50 million voluntary pension contribution. The strong cash flow performance in 2004 is the result of lower cash taxes compared to 2003 as well as continued capital spending discipline. In addition, through the first nine months of 2004, the company received net refunds from various taxing authorities of approximately $30 million. The company defines free cash flow as cash provided by operating activities reduced by capital expenditures.

A conference call to discuss Rockwell Automation’s financial results will take place at 10 A.M. Eastern Time on July 28. The call will be webcast and accessible via the Rockwell Automation website (www.rockwellautomation.com).

This news release contains statements (including certain projections and business trends) accompanied by such phrases as “believes,” “estimates,” “expect(s),” “anticipates,” “will,” “intends” and other similar expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to economic and political changes in international markets where the company competes, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors over which the company has no control; demand for and market acceptance of new and existing products, including levels of capital spending in industrial markets; successful development of advanced technologies; the availability and effectiveness of our information technology systems; competitive product and pricing pressures; future terrorist attacks;

Rockwell Automation
Third quarter results

epidemics; intellectual property infringement claims by others and the ability to protect our intellectual property; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information solutions that help customers meet their manufacturing productivity objectives. The company brings together leading brands in industrial automation for Complete Automation solutions, including Allen-Bradley® controls and services, Dodge® mechanical power transmission products, Reliance® motors and drives, and Rockwell Software® factory management software. The company also is a provider of contact management technologies and applications that help companies more efficiently manage interaction with their own customers. Headquartered in Milwaukee, Wisconsin, the company employs about 20,000 people serving customers in more than 80 countries.

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ROCKWELL AUTOMATION, INC.
SALES AND EARNINGS INFORMATION
(in millions, except per share amounts)

	Quarter Ended June 30,		Nine Months Ended June 30,

	2004	2003	2004	2003

Sales
Control Systems	$933.3	$824.1	$2,659.1	$2,441.6
Power Systems	201.7	180.4	545.8	525.8
FirstPoint Contact	28.5	28.5	87.2	78.6

Total Sales	$1,163.5	$1,033.0	$3,292.1	$3,046.0

Segment Operating Earnings
Control Systems	$143.8	$102.7	$376.3	$282.0
Power Systems	23.3	15.6	46.2	39.2
FirstPoint Contact	1.4	0.5	7.9	0.1

Total Segment Operating Earnings	168.5	118.8	430.4	321.3

Purchase Accounting Amortization	(6.8)	(6.8)	(20.5)	(20.1)
General Corporate - Net	(20.4)	(16.5)	(59.8)	(42.8)
Loss on Disposition of a Business	–	–	–	(8.4)
Interest Expense	(10.1)	(11.6)	(30.8)	(41.4)
Income Tax (Provision) Benefit (see Note 1)	(4.8)	44.2	(57.0)	10.2

Income from Continuing Operations	126.4	128.1	262.3	218.8
Income from Discontinued Operations (see Note 2)	–	–	4.6	–

Net Income	$126.4	$128.1	$266.9	$218.8

Diluted Earnings Per Share:
Continuing Operations	$0.66	$0.67	$1.37	$1.15
Discontinued Operations	–	–	0.02	–

Net Income	$0.66	$0.67	$1.39	$1.15

Average Diluted Shares	190.5	189.8	191.7	189.9

(1)	2004 includes a tax benefit of $34.5 million ($0.18 per share) related to the resolution of certain tax matters recorded in the third quarter and a net tax benefit of $4.3 million ($0.02 per share) related to a research and experimentation credit refund claim recorded in the first quarter. 2003 includes a $69.4 million ($0.36 per share) net tax benefit related to a research and experimentation credit refund claim recorded in the third quarter.

(2)	Includes income of $7.6 million ($4.6 million after-tax, or $0.02 per share) from a final judgment in a legal proceeding related to the Company’s former operation of the Rocky Flats facility of the Department of Energy.

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ROCKWELL AUTOMATION, INC. CONDENSED BALANCE SHEET (in millions)

	June 30, 2004	September 30, 2003

ASSETS
Cash	$329.7	$226.4
Receivables	709.4	683.7
Inventories	570.7	541.6
Deferred income taxes	152.1	164.2
Other current assets	106.6	120.5

Total current assets	1,868.5	1,736.4
Property	857.2	925.4
Goodwill	809.6	798.2
Other intangible assets	334.7	344.1
Other assets	164.6	182.2

Total	$4,034.6	$3,986.3

LIABILITIES AND SHAREOWNERS' EQUITY
Short-term debt	$0.3	$8.7
Accounts payable	338.0	327.1
Compensation and benefits	182.4	170.6
Income taxes payable	45.1	15.0
Other current liabilities	344.8	298.6

Total current liabilities	910.6	820.0
Long-term debt	752.3	764.0
Retirement benefits	571.7	656.7
Deferred income taxes	3.1	37.4
Other liabilities	119.8	121.4
Shareowners' equity	1,677.1	1,586.8

Total	$4,034.6	$3,986.3

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ROCKWELL AUTOMATION, INC. CONDENSED CASH FLOW INFORMATION (in millions)

	Nine Months Ended June 30,

	2004	2003

CONTINUING OPERATIONS:

OPERATING ACTIVITIES:
Income from continuing operations	$262.3	$218.8
Adjustments to arrive at cash provided by operating activities:
Depreciation	121.1	128.9
Amortization of intangible assets	21.7	18.1
Pension trust contributions	(144.2)	(56.2)
Retirement benefits expense	66.2	55.5
Income tax matters	(38.8)	(69.4)
Loss on disposition of a business	–	8.4
Changes in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments:
Receivables	(10.1)	15.3
Inventories	(22.5)	(2.5)
Accounts payable	4.5	(2.7)
Compensation and benefits	9.4	(7.3)
Income taxes	75.2	(43.4)
Changes in other assets and liabilities	29.7	14.2

Cash provided by operating activities	374.5	277.7

INVESTING ACTIVITIES:
Capital expenditures	(59.8)	(70.9)
Acquisitions of businesses, net of cash acquired	–	(25.7)
Other investing activities	2.7	(6.8)

Cash used for investing activities	(57.1)	(103.4)

FINANCING ACTIVITIES:
Repayments of debt	(8.4)	(153.1)
Cash dividends	(92.1)	(91.8)
Purchases of treasury stock	(174.0)	(94.9)
Proceeds from the exercise of stock options	54.9	42.7
Other financing activities	(1.0)	(1.5)

Cash used for financing activities	(220.6)	(298.6)

Effect of exchange rate changes on cash	(2.7)	(39.0)

Cash provided by (used for) continuing operations	94.1	(163.3)
Cash provided by discontinued operations	9.2	–

Increase (Decrease) in cash and cash equivalents	$103.3	$(163.3)

FREE CASH FLOW:
Cash provided by operating activities	$374.5	$277.7
Capital expenditures	(59.8)	(70.9)

Free cash flow (see Note 1)	$314.7	$206.8

(1)	The company’s definition of free cash flow, which is an internal performance measurement, may be different from definitions used by other companies.

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ROCKWELL AUTOMATION, INC.
OTHER SUPPLEMENTAL INFORMATION
(in millions)

Income Excluding Income Tax Benefits

The company’s press release contains information regarding income excluding income tax benefits in 2004 and 2003, which are non-GAAP financial measures. Management believes that income excluding such income tax benefits is useful to investors because the benefits are not indicative of the magnitude of tax benefits the company may recognize in the future. Management uses income excluding such income tax benefits to monitor the performance of the company.

Free Cash Flow

The company’s press release contains information regarding free cash flow, which is a non-GAAP financial measure. The company’s definition of free cash flow takes into consideration capital investment required to maintain the operations of the company and execute its strategy. Management believes that free cash flow provides useful information to investors regarding the company’s ability to generate cash from business operations that is available for acquisitions and other investments, debt service, dividends and share repurchases. Management uses free cash flow as one measure to monitor and evaluate the performance of the company.

The following table summarizes free cash flow by quarter for the company:

	Quarter Ended

	Dec. 31, 2002	March 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003	March 31, 2004	June 30, 2004

Cash provided by operating activities	$103.8	$96.9	$77.0	$158.4	$144.3	$135.9	$94.3
Capital expenditures	(14.8)	(26.9)	(29.2)	(37.9)	(16.2)	(20.9)	(22.7)

Free cash flow	$89.0	$70.0	$47.8	$120.5	$128.1	$115.0	$71.6

Effect of Currency Translation on Sales

The company’s press release contains information regarding the effect of currency translation on sales. Management believes this provides useful information to investors because it reflects performance of the company without the effect of changes in currency rates, which is outside the control of management. Management uses sales excluding translation to monitor and evaluate the company’s regional performance.

The following is a reconciliation for the company of reported sales to sales excluding translation for the third quarter of 2004:

	Quarter Ended June 30, 2004

	Sales	Currency Translation	Sales Excluding Currency Translation

United States	$735.5	$–	$735.5
Canada	81.9	(2.8)	79.1
Europe, Middle East, Africa	207.1	(12.6)	194.5
Asia-Pacific	101.7	(4.8)	96.9
Latin America	37.3	2.5	39.8

Total	$1,163.5	$(17.7)	$1,145.8

The following is a reconciliation for the Control Systems segment of reported sales to sales excluding translation for the third quarter of 2004:

	Quarter Ended June 30, 2004

	Sales	Currency Translation	Sales Excluding Currency Translation

United States	$532.8	$–	$532.8
Canada	72.2	(2.3)	69.9
Europe, Middle East, Africa	197.1	(11.6)	185.5
Asia-Pacific	96.9	(4.8)	92.1
Latin America	34.3	2.2	36.5

Total	$933.3	$(16.5)	$916.8

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